KPMG
[GRAPHIC LOGO OMITTED]

                         KPMG LLP
                         55 Second Street
                         San Francisco, CA  94105







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors FNB Bancorp:

We consent to the incorporation by reference in the registration statements (No. 333-91596, 333-98293, and 333-106363) on Form S-8 of FNB Bancorp of our report dated March 3, 2005, with respect to the consolidated balance sheets of FNB Bancorp and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 Annual Report on Form 10-K of FNB Bancorp and subsidiary.

                                   /s/ KPMG LLP


San Francisco, California
March 25, 2005




          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.